UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): March 4, 2005

                              HARBIN ELECTRIC, INC.
                    (formerly Torch Executive Services Ltd.)
             (Exact name of registrant as specified in its charter)



        NEVADA                       000-51006                   98-040339
 ---------------------------    ---------------------        ----------------
(State or other jurisdiction    (Commission File No.)        (IRS Employer ID)
    of incorporation)


                  No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
              Harbin Kai Fa Qu, Harbin, Postal Code: 150001, China
             -----------------------------------------------------
             (Address of principal executive offices and Zip Code)

                                  86-82629583
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 27, 2005 is being filed to disclose the audited financial statements of Tech Full International, Inc. ("Tech Full") for the years ended December 31, 2004 and 2003. Tech Full's initial product launch occurred in June 2004. Accordingly, Tech Full's net income of $0.15 per share for the year ended December 31, 2004 is only based upon net income for the third and fourth quarters of 2004.

Item 2.01 Completion of Acquisition or Disposition of Assets;
Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Acquisition

On January 11, 2005, Torch Executive Services Ltd., ("Torch"); Torch Subsidiary, Inc., a wholly owned Delaware subsidiary corporation of Torch (the "Acquirer"); Tech Full International, Inc., a Delaware corporation, ("Tech Full"); and the shareholders of Tech Full (the "Tech Full Shareholders") entered into an Agreement and Plan of Merger (the "Agreement") wherein Torch agreed to issue to the Tech Full Shareholders 8,000,000 restricted shares of common stock of Torch in exchange for all of the issued and outstanding shares of Tech Full owned by the Tech Full Shareholders. At the closing which occurred on January 24, 2005 ("Closing"), Tech Full was merged with and into Acquirer and the separate existence of Tech Full ceased.

In addition upon the Closing, Frank Torchia, the former president of Torch returned 5,000,000 shares of common stock which constituted all of Frank Torchia's shares of Torch common stock to the treasury, in consideration of a payment of $5,000 by Torch and the shares were cancelled.

As of the Closing, there are 10,000,300 shares of common stock of Torch outstanding.

At Closing Frank Torchia was replaced as president, principal executive officer, treasurer, principal accounting officer, principal financial officer, and secretary and Tianfu Yang was appointed president and chief executive officer and Zedong Xu was appointed treasurer and chief financial officer. Further, at the Closing Frank Torchia resigned as Torch's sole director and Tianfu Yang, Tianli Yang, Suofei Xu, Zedong Xu, and Yunyue Ye were appointed to the board of directors to replace Frank Torchia.

On January 26, 2005, Torch changed its name to Harbin Electric, Inc.

About Tech Full

Tech Full, through its wholly-owned subsidiary, is headquartered in Harbin, China. Tech Full manufactures, researches, sells and services linear motors
(LMs) for the domestic and overseas markets. LMs in concept perform similar functions to rotary motors, but differ because LMs are flat in structure and can be configured into a number of forms. LMs also use the principles of magnetic properties to induce linear forces that range in power suitable for many types of applications. Tech Full has domestic patents for commercial applications of LMs. Tech Full's LMs represent a significant improvement over traditional electric motors based on design, energy output, energy efficiency and precision movement. Tech Full's products have applications in numerous industries, including the oil, postal, transportation, logistical and packaging industries.

Industry Overview

The LMs industry is new in China. Historically, traditional electric rotary motors have been used in various industries throughout China, but performance and efficiency issues associated with traditional electric motors have spurred an interest in the industry to consider alternative technologies such as LMs. Compared with traditional rotary motors, the company believes that:

LMs are simpler to control and easy to use; LMs systems contain fewer moving parts, hence, the LMs systems are more reliable and long-term operating costs are reduced. LMs integrated systems allows for faster response and more effective braking forces. LMs systems are more energy efficient because there are no gears or chains to cause backlash; and there are no lubrications and lower maintenance requirements.

The Chinese government has also shown an interest in the development of China's LMs industry in that it provides research grants to domestic companies which are chosen to participate in state-sponsored feasibility studies on projects such as the development of high-speed rail links using LMs technology.

Tech Full believes it is the only domestic company in China with registered patents for the commercialization of LMs for China's markets. Tech Full has identified its main competitors as international companies such as Rockwell Automation, Aerotech, Kollmorgen, Parker Hannifan and Oriental Motors. Tech Full believes that it has a competitive advantage over its foreign competition due to its low cost manufacturing base and its ability to provide timely after-sales services.

Joint Venture with Baldor Electric Co.

In accordance with an agreement dated December 16, 2004, a subsidiary of Tech Full was the transferee of all of Harbin Tech Full Industry Co Ltd.'s interests in a joint venture with Baldor Electric Co., a U.S. company which trades on the New York Stock Exchange. In accordance with the agreement, the Tech Full has a 65% equity ownership in the joint venture and Baldor has the remaining 35%. Tech Full will also receive 55% of the profits from the joint venture with the remainder of the profits going to Baldor. The joint venture with Baldor will utilize Baldor's technology to manufacture electric machineries and related equipment for the China market.

Product and Services

Tech Full currently produces three main products:

o Flat three-Phase asynchronous LMs: use the principles of electromagnetic fields to generate linear forces for certain industrial applications which require simplicity, high speed, speed control, energy efficiency, low noise, easy assembly, low maintenance, and durability.

o Planar adaptable logistic LMs system: type of equipment driven by LMs, which are used in high-speed postal sorting machines and production lines.

o LMs driven Conveyor: transport systems that are driven by LMs which can be used in both vertical and horizontal applications such as escalators, baggage handling systems and general purpose transportation through a conveyor system.

These products are custom designed to fit user specifications, and based on customer requests, Tech Full can supply the LMs as components to third party system integrators or perform the system integration in-house. Currently, the Tech Full's main revenue source is derived from manufacturing and engineering consulting services, including research services and providing the technical solutions to clients, which involves linking and testing of system components to merge their functional and technical characteristics into a comprehensive, interoperable system driven by LMs technology. For certain tasks or equipment, Tech Full will contract outside parties to deliver the services or products.

Tech Full provides after-sale services to its customers and guarantees to be on-site at a client location within 24 hours to fix any problems within the first year of customer's operation. Tech Full also offers a one year warranty on its products and will absorb the costs of servicing should its products fail within the one year warranty period. After the one year warranty period has expired, the company offers its after-sale services at a cost to the client.

Manufacturing Process

Tech Full's state-of-the-art manufacturing equipment and production facilities enable it to meet the demands of high quality engineering to ensure product reliability and durability. Tech Full's manufacturing facility occupies approximately 60,865 square feet of land. The facility is designed to accommodate potential capacity expansion plans.

Generally, there are two levels of design and development before the main production process. In the first process level, the technical design of the motor is drawn based on customer defined parameters such as the speed, force, heat output and size of the motor. In the second process level, the working prototype is produced, and testing and validation of the prototype are conducted. The main production process can be carried out only after the working prototype passes the testing and validation protocols. The actual manufacturing process consists of winding the coils, laminating the primary and secondary elements, and hermetic casing for protection and durability among other procedures. The last stage is testing and validation.

Marketing

Tech Full is an active participant of industry trade shows and exhibitions, and it uses these events to build business relationships and win contracts by marketing its products and services. Tech Full also participates in professional seminars and technical conferences, where it presents its latest research achievements to promote its products and build brand awareness.

Tech Full conducts market research to gather market information and forecast market trends. This allows the company to effectively identify potential large contracts from domestic projects at an early stage and prepare for the bidding on these contracts. Tech Full also cooperates with major system integrators to jointly develop and market new products. Currently, Tech Full is working with an oil company on the development of LMs driven oil pumps.

Tech Full's marketing budget for the next 12 months is approximately US$ 181,000. The marketing efforts will focus on building relationships and winning contracts from large system integrators. Tech Full expects cash flow generated from operations to fund marketing expenses.

Sources and Availability of Raw Materials (Vendors)

Tech Full's main raw materials consist of semi-finished products including iron-core, fans and radiators, and certain component materials including enamel wire and metal plating. Semi-finished products represent the majority of the total raw material costs, and the Company has a steady and accessible supply for all of its raw material needs from various sources and can bargain effectively since its purchase orders are typically of large quantities.

Customers

Tech Full has two main customers which are classified as systems integrators:

GuiYang Putian Wanxiang Logistic Technology Co., Ltd., and Zhejiang Tianhuang Technology Inc.

These two customers currently accounts for approximately 83% of Tech Full's revenues. Approximately nine customers account for the balance of Tech Full's revenues. Contracts with these customers provide for product deliveries scheduled for 2004 and 2005, and any unresolved disputes between the parties in the contract will be settled through arbitration and legal procedures in accordance with Chinese law.

Intellectual Property

Tech Full holds three patents on its core LMs technology. These patents are issued by the State Intellectual Property Office of P.R.C. as follows:

Flat Three-Phase Asynchronous Linear Motor (patent # ZL 02 2 10740.1) Planar Adaptable Logistic System Driven by LMs (patent # ZL 02 2 11613.3) LMs driven Conveyor (patent # ZL 02 2 10379.1)

The company has signed confidentiality agreements with its key employees.

Research and Development

Tech Full may also acquire new technologies from other sources if market demand justifies the economics of the technology purchase. Tech Full projects expenditures of $120,000 for research and development in 2005. The funding source for all research and development expenses is expected to come from operating cash flows.

Government Regulations

Tech Full has the necessary business licenses and operates under business license No. 2301092013589 issued by Harbin Administration of Industry and Commerce.

Employees

As of August 24, 2004, Tech Full employed 110 people in the following capacities: 15 in management, 4 in administrative, 47 in production, 4 in sales, 34 in research and development and 6 in financial.

Tech Full believes that it has good working relationships with its employees. Staff retention is stable. Employee contracts adhere to both State and Provincial employment and social security regulations. All compensation, including social insurance, is paid in a timely manner. The company is not a party to any collective bargaining agreements.

Description of Property

Tech Full's property is situated on approximately 215,278 square feet of land in the Harbin Development Zone, located in Haping District within Harbin, Heilongjiang Province. The two-story factory and three-story office building have a combined total available space of 178,564 square feet, and the aggregate assessed value of the factory and office is about $4.15 million. Currently, Tech Full has no plans to acquire or lease space from any other companies or parties.

Management

The following sets forth the names and positions of the Company's executive officers and directors with the biographical information relating to each such person as of the date hereof:



Person                Age               Positions

Mr. Tianfu Yang,       43          CEO and Chairman of Board
Mr. Tianli Yang        41          Vice President and Director of Board
Mr. Suofei Xu          40          Vice President and Director of Board
Mr. Zedong Xu          35          Chief Financial Officer and Director of Board
Mr. Yunyue Ye          53          Technical Consultant and Director of Board



Tech Full has 4 employee directors and 1 non-employee directors on the board.

Tianfu Yang

Since August 2004, Tianfu Yang has been Chairman of the Board and CEO of Tech Full International, Inc., a Delaware corporation. From May 2000 until the present he has been Chairman of the Board and CEO of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. Harbin Tech Full Electric is organized under the laws of the People's Republic of China. Tech Full and Harbin Tech Full Electric are engaged in the business of developing and distributing linear motors. From 1986-1988, he was President of Helongjiang Cultural Development Company and Guangzhou Subsidiary Company. From 1988-1991, Mr. Yang was President of Hong Kong ZhiYu Property Management Development Company. From 1991-1994 Mr. Yang was President of Hong Kong Lianfa Real Estate Company (Shanghai), and from 1994-2000, he was President of Harbin Tianheng Wood industry Manufacture Co., Ltd.

Mr. Yang graduated from Zhejiang University with a Masters degree in Electric Motor Automation and Control. From 1978 to 1979, he was a professional member in the Heilongjiang Province Aeromodelling Team, twice becoming free-style aeromodelling champion in national competition. Mr. Yang is currently the commissioner of the China Electro-Technical Society (CES) in the Linear Motor and Electromagnetism Eradiation Specialist Committees. Mr. Yang is also the People's Representative of the City of Harbin.

Tianli Yang

Since August, 2004, Tianli Yang has been Vice President and a director of Tech Full International, Inc., a Delaware corporation. From May 2000 until the present, he has been Vice President and a director of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. Tianfu Yang and Tianli Yang are brothers. From 1985-2000 he was employed in the China State Construction Engineering Corporation (CSCEC), in various positions, including post of Chief Administration Officer. Mr. Yang graduated from Helongjiang University in 1985 with a BA in Chinese Language & Literature.

Suofei Xu

Since August 2004, Mr. Xu has been Vice President and a director of Tech Full International, Inc., a Delaware corporation. From June 2003 until the present, he has been Vice President and a director of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. From 1991-1997, Mr Xu worked as the Section Chief for system allocation reform of the Harbin Economic System Reform Committee. From 1997-2001, he worked at Guangfa Securities Co., Ltd as a project manager, and from 2001-2003, he was an investment manager for Shenzhen Chuangxin Investment Group. Mr. Xu graduated in 1988 from FuDan University with a BA in Law.

Zedong Xu

Since August 2004, Mr. Xu has been Chief Financial Officer and a director of Tech Full International, Inc., a Delaware corporation. From May 2000 until the present, he has been Chief Financial Officer and a director of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. From September 1998 to 2000, he was employed as the Chief Financial Officer for Harbin WanDa Electrical home appliances. From 1996 to 1998, Mr Xu worked as a financial manager for Harbin High Technology Torch Daya Real Estate Co,.Ltd. Mr. Xu Zedong is a qualified CPA under China's accountancy program. He graduated in 1992 from Harbin Electrical Engineering College with a BA in Project Management.

Yunyue Ye

Since August 2004, Mr. Xu has been a technical consultant and a director of Tech Full International, Inc., a Delaware corporation. From October 2004 until the present, he has been a technical consultant and a director of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. Having graduated from ZheJiang University in 1978, he is currently a professor in Electrical Engineering at the same institution for more than the past five years. Mr. Ye is secretary of Linear Motor Association, Director of the Space Electric and Electric Motor Institute of ZheJiang University and Director of the Linear Electric Motors Technology Center of China.

Executive Compensation

                           Summary Compensation Table


                                                                                            Long Term Compensation
                                            Annual Compensation                      Awards                           Payouts
       (a)              (b)         (c)      (d)           (e)             (f)               (g)            (h)             (i)
                                                                                          Securities
                                                       Other Annual     Restricted        Underlying         LTIP         All Other
Name and Principal                 Salary    Bonus     Compensation        Stock         Options/SARs      Payouts      Compensation
Position [1]           Year [2]      ($)      ($)           ($)           Award(s) ($)        (#)            ($)             ($)
Frank Torchia           2004          0        0             0               0                 0              0               0
President               2003          0        0             0               0                 0              0               0
Director                2002          0        0             0               0                 0              0               0

1. All compensation received by the officers and directors has been disclosed.

2. Torch was incorporated on July 9, 2003.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors in fiscal 2004.

Long-Term Incentive Plan Awards

Torch does not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Indemnification

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we understand that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Principal Stockholders

The following sets forth all shares of common stock owned by all directors, each executive officer, and directors and executive officers as a group, immediately after the merger.

                                                                                           Amount and
                           Name of                                                         Nature of      Percent of
Title of Class             Beneficial Owner         Position with Company                  Ownership      Class
Common Stock               Tianfu Yang              President, Chief Executive              6,500,000     65.00%
                                                    Officer and Director                       Direct
Common Stock               Tianli Yang              Vice President and                        400,000     4.00%
                                                    Director                                   Direct
Common Stock               Suofei Xu                Vice President and                        400,000     4.00%
                                                    Director                                   Direct
Common Stock               Zedong Xu                Chief Financial Officer and               300,000     3.00%
                                                    Director                                   Direct
Common Stock               Yunyue Ye                Technical Consultant and                   30,000     0.30%
                                                    Director                                   Direct
Directors as a
group (5 persons)                                                                           7,630,000    76.30%

Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
Year

In connection with the acquisition of Tech Full, we changed our fiscal year end to December 31.

On January 26, 2005, we merged with a wholly-owned subsidiary and changed our name to Harbin Electric, Inc.

Item 4.01 Changes in Registrant's Certifying Accountant.

As a result of the acquisition of Tech Full, on January 24, 2005, we terminated the services of Hoogendoorn Vellmer, Chartered Accountants ("HV"), our independent public accountant, effective as of that date. The Company's Board of Directors approved such decision.

HV's opinion in their report on our financial statements for the period from inception (July 9, 2003) through July 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle, except that the opinion did assume that we would continue as a going concern. During the period from inception (July 9, 2003) through July 31, 2004 and the subsequent interim period preceding January 24, 2005 (date of termination), there were no disagreements with HV on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HV, would have caused disagreements in connection with his report on our financial statements for any such periods.

On January 24, 2005, we engaged Kabani & Company, Inc. ("Kabani"), as our independent public accountants. We did not previously consult with Kabani regarding any matter, including but not limited to:

o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

o any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

Audited financial statements of Tech Full International, Inc. for the two years ended December 31, 2004 and 2003.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors
Tech Full International, Inc. & Subsidiary

We have audited the accompanying consolidated balance sheets of Tech Full International, Inc. and subsidiary (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and the period from April 10, 2003 (inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from April 10, 2003 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

/s/ Kabani & Company, Inc.

Huntington Beach, California
February 3, 2005

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2004

                                     ASSETS


        CURRENT ASSETS:
                Cash & cash equivalents ...................................   $ 2,210,803
                Accounts receivable .......................................        25,995
                Inventory .................................................       269,304
                Advances to suppliers .....................................        55,949
                Marketable securities .....................................       406,000
                Advance to related party ..................................       206,309
                Other assets ..............................................          --
                                                                              -----------
                                    Total current assets ..................     3,174,360

        PROPERTY AND EQUIPMENT, net .......................................       417,965

        CAPITAL WORK IN PROGRESS ..........................................       380,592

        INTANGIBLE ASSETS, net ............................................       110,917

                                                                              -----------
          TOTAL ASSETS ....................................................   $ 4,083,834
                                                                              ===========



                      LIABILITIES AND STOCKHOLDERS' EQUITY

        CURRENT LIABILITIES:
                Accrued expenses ..........................................   $   243,040

        STOCKHOLDERS' EQUITY
                Common stock, $.0001 par value; authorized shares 1,500;
                 issued and outstanding 1,500 shares ......................             1
                Additional paid in capital ................................     6,623,700
                Subscription receivable ...................................    (4,988,115)
                Statutory reserves ........................................       346,700
                Accumulated other comprehensive income: ...................      (102,245)
                Retained earnings (accumulated deficit) ...................     1,960,753
                                                                              -----------
                                  Total stockholders' equity ..............     3,840,794

                                                                              -----------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................   $ 4,083,834
                                                                              ===========



                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 2004 AND
       FOR THE PERIOD FROM APRIL 10, 2003 (INCEPTION) TO DECEMBER 31, 2003

                                                                                               FOR THE PERIOD
                                                                                             FROM APRIL 10, 2003
                                                              FOR THE YEAR                   ENDED (INCEPTION) TO
                                                             DECEMBER 31, 2004                DECEMBER 31, 2003
                                                           -----------------------        ---------------------------

 Revenue                                                $               4,858,650       $                        -

 Cost of revenue                                                        2,289,750                                -
                                                           -----------------------        ---------------------------

 Gross profit                                                           2,568,900                                -

 Operating expenses
             Selling expenses                                              93,366                                -
             General and administrative expenses                          186,568                           14,695
                                                           -----------------------        ---------------------------
                   Total operating expenses                               279,934                           14,695
                                                           -----------------------        ---------------------------

 Income (loss) from operations                                          2,288,966                          (14,695)

 Non-operating Income
             Interest income                                               22,367                           10,815
                                                           -----------------------        ---------------------------

 Net income (loss)                                         $            2,311,333         $                 (3,880)
                                                           =======================        ===========================

 Basic and diluted weighted average shares outstanding                        799                              170
                                                           =======================        ===========================

 Basic and diluted net earning per share                   $             2,892.78         $                 (22.82)
                                                           =======================        ===========================


                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM APRIL 10, 2003 (INCEPTION) TO DECEMBER 31, 2004


                                                                Common Stock
                                                      ----------------------------------
                                                         Number of                          Additional        Subscription
                                                          shares            Amount        paid in capital      receivable
                                                      ----------------  ----------------  ----------------  -------------------

Balance at April 10, 2003 (inception)                 $             -   $             -   $             -   $              -

Issuance of stock for cash                                  6,000,000           726,000                 -                  -

Recapitalization on reverse acquisition                    (5,998,500)         (725,999)          725,999                  -

Net loss for the period April 10, 2003 (inception)
        through December 31, 2003                                   -                 -                 -                  -
                                                      ----------------  ----------------  ----------------  -------------------

Balance, December 31, 2003                                      1,500                 1           725,999                  -

Issuance of subsidiary's stock                                      -                 -         5,771,842         (4,862,256)

Accrued interest on subscription receivable                         -                 -           125,859           (125,859)

Items of other comprehensive income:
            Unrealized loss on investment

Net income for the year ended December 31, 2004                     -                 -                 -                  -

Allocation to statutory reserves

                                                      ----------------  ----------------  ----------------  -------------------
Balance, December 31, 2004                                      1,500   $             1   $     6,623,700    $    (4,988,115)
                                                      ================  ================  ================   ==================

                                                                           Other                                 Total
                                                        Statutory       Comprehensive     Retained           stockholders'
                                                        reserves           loss           earnings              equity
                                                      ----------------  ----------------  ----------------  -------------------

Balance at April 10, 2003 (inception)                 $           -     $          -      $          -      $               -

Issuance of stock for cash                                        -                -                 -                726,000

Recapitalization on reverse acquisition                                                              -                      -

Net loss for the period April 10, 2003 (inception)
        through December 31, 2003                                 -                -            (3,880)                (3,880)
                                                      ----------------  ----------------  ----------------  -------------------

Balance, December 31, 2003                                        -                -            (3,880)               722,120

Issuance of subsidiary's stock                                    -                -                 -                909,586

Accrued interest on subscription receivable                       -                -                 -                      -

Items of other comprehensive income:
            Unrealized loss on investment                                   (102,245)                                (102,245)

Net income for the year ended December 31, 2004                   -                -         2,311,333              2,311,333

Allocation to statutory reserves                            346,700                -          (346,700)                     -

                                                      ----------------  ----------------  ----------------  -------------------
Balance, December 31, 2004                            $     346,700     $   (102,245)     $  1,960,753      $       3,840,794
                                                      ================  ================  ================  ===================

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 2004 AND
       FOR THE PERIOD FROM APRIL 10, 2003 (INCEPTION) TO DECEMBER 31, 2003

                                                                                                  FOR THE PERIOD
                                                                                                    FROM APRIL
                                                                                   FOR THE YEAR      10, 2003
                                                                                      ENDED       (INCEPTION) TO
                                                                                    DECEMBER 31,    DECEMBER 31,
                                                                                       2004            2003
                                                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
            Net income (loss) ....................................................   $ 2,311,333    $    (3,880)
            Adjustments to reconcile net income (loss) to net cash
            provided by (used in) operating activities:
                         Depreciation ............................................        73,520          2,326
                         Increase in current assets:
                                     Accounts receivable .........................       (25,995)          --
                                     Inventory ...................................      (269,304)          --
                                     Advances to suppliers .......................       (55,949)          --
                                     Other assets ................................          --             (871)
                         Increase in current liabilities:
                                     Accrued expenses ............................       241,205          1,835
                                                                                     -----------    -----------
            Net cash provided by (used in) operating activities ..................     2,274,810           (590)
                                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
                         Acquisition of intangible assets ........................      (121,000)          --
                         Acquisition of property & equipment .....................       (60,726)       (20,790)
                         Addition to capital work in progress ....................      (380,592)          --
                                                                                     -----------    -----------
            Net cash used in investing activities ................................      (562,318)       (20,790)
                                                                                     -----------    -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
                         Repayment of loan by (payment on loan to) related parties       189,051       (395,360)
                         Issuance of subsidiary stock ............................          --          726,000
                                                                                     -----------    -----------
            Net cash provided by financing activities ............................       189,051        330,640
                                                                                     -----------    -----------

NET INCREASE IN CASH & CASH EQUIVALENTS ..........................................     1,901,543        309,260

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD .....................................       309,260           --
                                                                                     -----------    -----------

CASH & CASH EQUIVALENTS, END OF PERIOD ...........................................   $ 2,210,803    $   309,260
                                                                                     ===========    ===========

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Tech Full International, Inc. (the "Company") is a Delaware Corporation, incorporated on August 24, 2004. The Company is authorized to issue of 1,500 shares of common stock of $.0001 par value. The Company is a non-operative holding company of Harbin Tech Full Electric Co., Ltd. ("HTFE").

     On August 31, 2004, the Company entered into an agreement with all the shareholders of HTFE to exchange all of the outstanding stock of the Company for all the issued and outstanding stock of HTFE. After the consummation of the agreement, the former shareholders of HTFE owned 1,500 shares of common stock of the Company, which represents 100% of the Company's issued and outstanding shares. For U.S. Federal income tax purposes, the transaction is intended to be qualified as a tax-free transaction under section 351 of the Internal Revenue Code of 1986, as amended.

     The exchange of shares with HTFE has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of HTFE obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of HTFE, with HTFE being treated as the continuing entity. The historical financial statements presented are those of HTFE. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

     Harbin Tech Full Electric Co., Ltd., formerly, Harbin Tech Full Technology Development Co., Ltd. ("HTFE") was founded in the People's Republic of China on April 10, 2003. HTFE is located in the Nangang District, Harbin of Heilongjiang Province. The business license of HTFE was issued by Harbin Industry and Commerce Administration Bureau on April 10, 2003. The operating period of the business license is from August 17, 2004 to December 31, 2008. HTFE is authorized to issue of 53,000,000 shares of common stock of no par value. HTFE is engaged in the business of manufacturing and marketing of advanced Linear Motor Systems. HTFE was incorporated as Harbin Tech Full Technology Development Co., Ltd. On July 12, 2004, the Board of Directors of HTFE approved to change the name to Harbin Tech Full Electric Co., Ltd.

     2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, HTFE. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of HTFE on August 31, 2004, has been accounted for as a purchase and treated as a reverse acquisition (note 1). The historical results for the year ended December 31, 2004 include both the Company (from the acquisition date) and HTFE (for full period) while the historical results for the period ended December 31, 2003 includes only HTFE.

     Cash and cash equivalents

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

     Accounts Receivable

     The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The Company had a receivable of $25,995 as of December 31, 2004. The management of the Company determined the accounts receivable as of December 31, 2004 as fully collectible.

     Advances to suppliers

     The Company advances to certain vendors for purchase of its material. The advances to suppliers amounted to $55,949 at December 31, 2004.


     Inventories

     Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and an allowance is made to write down the inventories to the market value, if market is lower than cost.

     Investment in marketable equity securities:

     The Company's investments in marketable securities are classified as "available for sale" securities, and are carried on the financial statements at fair market value. Realized gains and losses are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholders' equity as a component of "Other Comprehensive Income." The average cost method is used to determine cost of securities.

     The following is a summary of the Company's investment in marketable equity securities, all of which are classified as available-for-sale securities, as of December 31, 2004:

     ------------------ -------------- ----------------------- -----------------
                             Cost        Estimated fair value   Unrealized loss
     ------------------ -------------- ----------------------- -----------------

     ------------------ -------------- ----------------------- -----------------
     Equity securities    $ 508,245            $ 406,000          $ 102,245

     ------------------ -------------- ----------------------- -----------------

     Property & Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives ranging from 3 to 7 years.

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Capital work in progress

     Capital work in progress represents the construction in progress of the Company's manufacturing plant.

     Intangible Assets

     Intangible assets consist of Patents. The Company is amortizing the intangible assets over 3 year period. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill is being evaluated in accordance with SFAS No. 142.

         Net intangible assets at December 31, 2004 were as follows:

                  Patents                               $          121,000
                  Less Accumulated amortization                   (10,083)

                                                            ---------------
                                                        $          110,917
                                                            ===============

     Amortization expense for the year ended December 31, 2004 amounted to $10,083. The Company did not have amortization of intangible asset in 2003.

     Amortization expense for the Company's current amortizable intangible assets over the next three fiscal years is estimated to be: 2005-$40,333, 2006-$40,333, 2007-$30,250.

     Long-lived assets

     The Company has adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for

     Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2004, there were no significant impairments of its long-lived assets.

     Revenue Recognition

     The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

     Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Advertising Costs

     The Company expenses the cost of advertising as incurred. Advertising costs for the year ended December 31, 2004 and the period from April 10, 2003 (inception) through December 31, 2003 were insignificant.

     Research and Development Costs

     Research and development costs are expensed as incurred.

     Stock-based compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. As of December 31, 2004, the Company has not granted any stock options.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - An Amendment of SFAS No. 123" ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. SFAS 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has concluded it is in compliance with these required prominent disclosures.

     Income Taxes

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.



     According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the local tax bureau and the Management Regulation of Harbin Economic and Technological Development Zone for the period. The Company is exempted from income tax from July 1, 2004 through June 30, 2006.

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Foreign currency transactions and comprehensive income (loss)

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is the Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain were insignificant at and for the year ended December 31, 2004 and the period from April 10, 2003 (inception) through December 31, 2003.

     Basic and diluted net income per share

     Net income per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net income per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

     Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     Statement of Cash Flows

     In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Segment Reporting

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

     Recent Pronouncements

     On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS

     150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

     In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

     3. INVENTORIES

     Inventories at December 31, 2004 were as follows:

                  Raw and packing materials                   $         193,581
                  Work in process                                        13,200
                  Finished goods                                         62,523
                                                                  --------------
                  Total                                       $         269,304
                                                                  ==============

     4. PROPERTY AND EQUIPMENT

     Net property and equipment at December 31, 2004 were as follows:



                  Office equipment                            $          71,054
                  Production equipment                                  378,032
                  Vehicles                                              110,513
                                                                  --------------
                                                                        559,599
                  Less: Accumulated depreciation                      (141,634)
                                                                  --------------
                                                              $         417,965
                                                                  ==============

     Depreciation expense for the year ended December 31, 2004 and for the period from April 10, 2003 (inception) through December 31, 2003 was $63,437 and $2,326, respectively.

     5. DUE FROM RELATED PARTIES

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     The Company advanced cash amounting $200,300 to a major shareholder and parties related to shareholders, through December 31, 2004. The amount is due on demand, unsecured and bears an interest rate of 6% per annum. Interest for the year ended December 31, 2004 amounted to $6,009.

     The Company shares the plant facility with an entity owned by the major shareholders of the Company. The Company is in process of the acquiring the facility (note 6).

     6. STOCKHOLDERS' EQUITY

     On August 31, 2004, the Company entered into an agreement to exchange 1,500 shares of its common stock for all the issued and outstanding stock of HTFE. After the consummation of the agreement, the former shareholders of HTFE owned 1,500 shares of common stock of the Company, which represents 100% of the Company's issued and outstanding shares.

     Upon its inception, HTFE issued 6,000,000 shares of its common stock, no par value, for $726,000 to four shareholders.

     On July 12, 2004, HTFE issued 47,000,000 shares of its common stock for subscription receivable of $5,771,842 from a related party. Through December 31, 2004, HTFE had subscription receivable of $4,862,256 from its shareholders. The Company has accrued interest at 5.86% on the subscription receivable amounting $125,859 through December 31, 2004. The Company is in process of acquiring the plant facility in exchange of the subscription receivable.

     7. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

     The Company paid $0 for interest and income tax during for the year ended December 31, 2004 and for the period from April 10, 2003 (inception) through December 31, 2003.

     SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     During the year ended December 31, 2004, HTFE issued 47,000,000 shares of its common stock for cash, property and equipment and capital work in progress of $909,586 and subscription receivable of $4,862,256.

     During the year ended December 31, 2004, the Company received marketable securities of $508,245 in settlement of accounts receivable of $508,245.

     8. STATUTORY COMMON WELFARE FUND

     As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

          (i)  Making up cumulative prior years' losses, if any;

          (ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

          (iii)Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

          (iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     The Company established a reserve for the annual contribution of 5% of net income to the welfare fund. The amount included in the statutory reserve for the year ended December 31, 2004 and for the period from April 10, 2003 (inception) through December 31, 2003 amounted to $115,266 and $0, respectively.

     9. STATUTORY RESERVE

     In accordance with the Chinese Company Law (note 8), the company has allocated 10% of its annual net income, amounting $230,532 and $0, as statutory reserve as on December 31, 2004 and 2003, respectively.

     10. EMPLOYEE PENSION

     The employee pension in Harbin generally includes two parts: The first part to be paid by the company is 20% of the employees' actual salary in the prior year. If the average salary falls below $1,165 for each individual, $1,165 will be used as the basis. The other part paid by the employees is 8% of actual salary with the same minimum requirement. The Company however has made no contributions in 2004 and 2003, of employment benefits, including pension. The Company agreed with the local authorities to commence these contributions in 2005.

     11. MAJOR CUSTOMERS AND VENDORS

     One major customer accounted for 76% of the net revenue for the year ended December 31, 2004. The total receivable balance due from this customer was $25,995 at December 31, 2004. The Company did not have revenue the period from April 10, 2003 (inception) through December 31, 2003.

     Three vendors provided 69% of the Company's raw materials for the year ended December 31, 2004. The Company did not have accounts payable to these vendors at December 31, 2004. The Company did not have any purchases in the period from April 10, 2003 (inception) through December 31, 2003.

     The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

     12. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

     The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

     The future profitability of the Company is dependent upon the Company's abilities to purchase the raw material at the current rate and maintain the operating expense at the current level.

     13. SUBSEQUENT EVENT

                   TECH FULL INTERNATIONAL, INC. & SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     On January 11, 2005, the Company and its shareholders entered into an Agreement and Plan of Merger (the "Agreement") with Torch Executive
     Services Ltd., ("Torch") and Torch Subsidiary, Inc., a wholly owned Delaware subsidiary corporation of Torch (the "Acquirer") wherein Torch agreed to issue to the Shareholders of the Company 8,000,000 restricted shares of common stock in exchange for all of the issued and outstanding shares of the Company owned by the Shareholders of the Company. On the date of merger agreement, there were 7,000,300 Torch shares of common stock outstanding. Upon closing of the merger transaction, the Company merged with and into the Acquirer and the separate existence of the Company ceased and Acquirer, as it exists from and after Closing, was the surviving company.

     In addition, the president of Torch at the date of the merger agreement returned 5,000,000 shares of common stock, in consideration of a payment of $5,000 by Torch and the shares were cancelled.

     After the merger, there were 10,000,300 shares of common stock of Torch outstanding.

     At closing the president of Torch was replaced as president, principal executive officer, treasurer, principal accounting officer, principal financial officer, and secretary and the officers of the Company have been appointed as the officers of Torch and the name of Torch was changed to Harbin Electric, Inc.

     Further, at the closing of the transaction, the existing president resigned as Torch's sole director and officers of the Company have been appointed to the board of directors of Torch.

     The exchange of shares with Torch will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the Company obtained control of Torch. Accordingly, the merger of the two companies has been recorded as a recapitalization of the Company, with the Company being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted.

     On January 12, 2005, Harbin Tech Full Electric Co., Ltd. ("Harbin Tech"), the subsidiary of the Company, entered into an agreement with Harbin Tech Full Industry Co., Ltd. ("Tech Full"), pursuant to which Harbin Tech was the transferee of all of Tech Full's interests in a joint venture with Baldor Electric Co., a U.S. company which trades on the New York Stock Exchange. In accordance with the Joint Venture agreement, the Tech Full has a 65% equity ownership in the joint venture and Baldor has the remaining 36%. Tech Full will also receive 55% of the profits from the joint venture with the remainder of the profits going to Baldor. As part of the Agreement, Harbin Tech agreed to cause Harbin Electric, Inc., after its acquisition of the Company, to issue 1,000,000 shares of Harbin Electric, Inc.'s common stock to Tech Full in payment of the assignment of the joint venture. Harbin Electric, Inc. agreed to the issuance of such shares on February 16, 2005. Tianfu Yang, the Chief Executive Officer and Chairman of the Harbin Electric, Inc.'s Board of Directors is also the principal owner of Tech Full.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information.

Not applicable.

(c) Exhibits


Exhibit Number
                                   Description
--------------      ------------------------------------------------------------
10.1                Agreement and Plan of Merger by and among, Torch Executive
                    Services Ltd., Torch Subsidiary, Inc., Tech Full
                    International, Inc. and the shareholders of Tech Full
                    International, Inc, dated as of January 11, 2005 (previously filed as an exhibit to the Company's 8-K dated as of January
                    13, 2005).

10.2 Joint Venture Contract between Harbin Tech Full Industry Co., Ltd. and Baldor Electric Company, dated as of May 20, 2004 (previously filed as an exhibit to the Company's 8-K dated as of January 27, 2005).

10.3 Share Transfer Agreement dated as of January 12, 2005, by and between Harbin Tech Full Industry Co., Ltd., as transferor, and Harbin Tech Full Electric Co., Ltd. (previously filed as an exhibit to the Company's 8-K dated as of January 27, 2005).

16.1 Letter from Hoogendoorn Vellmer - Chartered Accountants, dated January 27, 2005. (previously filed as an exhibit to the Company's 8-K dated as of January 27, 2005).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HARBIN ELECTRIC, INC.





Date:  March 4, 2005                   /s/TIANFU YANG
                                          --------------
                                          Tianfu Yang,
                                          Chief Executive Officer





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